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                                                                  EXHIBIT 10.30

                           SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made this 13th day of January, 1997 among SATISH K. SANAN, and ANNE SANAN his wife, both residing at 163 Woodcreek Drive, Safety Harbor, in the State of Florida 34621, United States of America, together hereinafter referred to as "Selling Shareholders" (which expression shall unless repugnant to the context or meaning thereof, be deemed to include their successors and assigns) of the one Part; and

INFORMATION MANAGEMENT RESOURCES, INC., a company registered in the State of Florida, United States of America, having its principal office at 26750 U.S. Highway 19 North, Suite 500, Clearwater, Florida 34621-3442, USA hereinafter referred to as "IMR-US" (which expression shall unless repugnant to the context or meaning thereof, be deemed to include its successors and assigns) of the other Part;

WHEREAS, The Selling Shareholders are the owners, beneficially and of record, of Two Hundred and Ten (210) "A" ordinary shares (hereinafter called "the Shares"), of Information Management Resources (UK) Limited a company incorporated on October 2, 1992 as a private company limited by shares and registered in England under the Companies Acts with number 2752876; and

WHEREAS IMR-US desires to acquire the Shares and the Selling Shareholders desire to sell such Shares to IMR-US for the consideration and subject to the terms and conditions as stated in this Agreement.

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, IMR-US and the Selling Shareholders agree as follows:

1. The Selling Shareholders shall sell the Shares to IMR-US and IMR-US shall purchase the Shares for a consideration of Five hundred twenty thousand dollars (US $520,000.00) subject to and conditional on the terms hereof.

2. This Agreement is subject to and conditional upon the completion by IMR-US (through its wholly owned subsidiry Genepad Limited) of its acquisition (hereinafter "the Link Acquisition") of Link Group Holdings Limited pursuant to an Agreement of even date herewith between P. F. Shiperlee, Esq. and Mrs. S. F. Shiperlee(1), Genepad Limited (2) and IMR - US (3).

3. Closing or completion of the sale and purchase of the Shares shall be effective January 8, 1997 and shall take place on a date ("the Closing Date") concurrently with completion of the Link Acquisition.

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4.   On the Closing Date, IMR-US shall pay the Selling Shareholders by wire transfer or Bankers Draft the sum of Five hundred twenty thousand dollars (US $520,000.00) less withholding taxes if any, in exchange for:

     4.1  all certificates representing the Shares,

     4.2 properly executed transfers of the Shares in favor of IMR-US or such other persons as IMR-US shall direct,

     4.3 such waivers of pre-emptive rights, consents to transfer or other documents as are required to enable IMR-US or its nominee to be registered as the holder of the Shares;

     4.4 irrevocable powers of attorney (in the approved terms) executed by each of the holders of the Shares in favour of IMR-US or its nominee(s) to enable IMR-US (pending registration of the transfers of such shares) to exercise all voting and other rights attaching to such shares and to appoint proxies for this purpose; and

     4.5 such other documents (including any power of attorney under which any document required to be delivered under this Agreement has been executed and any waivers or consents) as IMR-US may require to enable IMR-US or its nominee to be registered as the holder of the Shares;

5. IMR-US represents and warrants to the Selling Shareholders that it has full power and authority to execute, deliver, and carry out the terms of this Agreement.

6. The Selling Shareholders jointly and severally represent and warrant to IMR-US that as of the date hereof the Selling Shareholders have the unrestricted power and the unqualified right to sell, assign, and deliver to IMR-US a good, valid, and marketable title to the Shares, free and clear of any liens, claims, encumbrances and equitable rights.

7. This Agreement shall be governed by and construed in accordance with English law and each of the parties hereto submits to the non-exclusive jurisdiction of the English Courts.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed the day and year first herein above mentioned.

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INFORMATION MANAGEMENT
RESOURCES, INC.

By: /s/ Dilip Patel
    ---------------------------------------------
    Dilip Patel, Vice President - General Counsel



    /s/ Satish K Sanan
        --------------
        SATISH K SANAN



    /s/ Anne Sanan
        ----------
        ANNE SANAN


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